                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this Amendment No. 1 to the Registration Statement (File Nos. 333-37213 and 333-37213-01).


                                        /s/ ARTHUR ANDERSEN LLP
                                        ------------------------------
Los Angeles, California                 Arthur Andersen LLP

October 15, 1997